 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2019

DIAMOND EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38908	83-4578968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	DEACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DEAC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DEACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2019, the board of directors (the “Board”) of Diamond Eagle Acquisition Corp. (the “Company”) appointed each of Scott M. Delman and Scott I. Ross to serve as a member of the Board, effective immediately. Both Messrs. Delman and Ross were appointed to serve as members of the compensation committee of the Board and Mr. Delman was also appointed to serve as a member of the audit committee of the Board (the “Audit Committee”). In addition, the Board determined that each of Messrs. Delman and Ross was an “independent director” under the applicable listing rules of the Nasdaq Stock Market (the “Listing Rules”). In connection with Mr. Delman’s appointment to the Audit Committee, Jeffrey Sagansky resigned from the Audit Committee to comply with the applicable Listing Rules.

In connection with their appointment to the Board, each of Messrs. Delman and Ross will enter into a letter agreement and an indemnity agreement on substantially the same terms as the forms thereof previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering, which were previously filed as exhibits 10.1 and 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-230815) and are incorporated herein by reference. In addition, in connection with their appointment to the Board, Eagle Equity Partners, LLC, the Company’s sponsor, intends to transfer 20,000 shares of the Company’s Class B common stock, par value $0.0001, to each of Messrs. Delman and Ross at their original purchase price of $0.002 per share.

There are no arrangements or understandings between Messrs. Delman and Ross and any other person pursuant to which he was elected as a director. There are no transactions involving Messrs. Delman and Ross that are required to be reported under Item 404 (a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND EAGLE ACQUISITION CORP.

	By:	/s/ Eli Baker
	Name:	Eli Baker
	Title:	President, Chief Financial Officer and Secretary
Date: December 27, 2019